UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): December 10, 2018

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 - Submission of Matters to the Vote of Security Holders

On December 12, 2018, the Annual Meeting of Stockholders of Transcontinental Realty Investors, Inc. (“TCI” or the “Issuer” or the “Registrant”) was held, following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement, dated November 6, 2018, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. On the record date of November 5, 2018, a total of 8,717,767 shares of Common Stock were outstanding, with each share entitled to cast one vote.

At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non-votes:

Name	No. of Votes For	% For	No. of Votes Withheld	No. of Votes Abstained	Broker Non- Votes
Henry A. Butler	7,707,409	88.41%	72,041	-	515,977
Robert A. Jakuszewski	7,612,722	87.32%	166,728	-	515,977
Ted R. Munselle	7,641,626	87.66%	137,824	-	515,977
Raymond D. Roberts, Sr.	7,622,314	87.43%	157,136	-	515,977

All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.

The only other matter presented at the Annual Meeting was the ratification of the appointment of Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2018, and any interim period. A total of 8,288,101 votes were cast FOR, 3,567 votes were cast AGAINST, and 3,759 votes ABSTAINED from voting with respect to such proposal. There were no broker non-votes.

The Annual Meeting of the Board of Directors was held on the following day, December 13, 2018. At such meeting, Henry A. Butler was reelected Chairman of the Board.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this Report, which was issued December 10, 2018:

Exhibit Designation	Description of Exhibit
99.1*	Press Release dated December 10, 2018

_________________________

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 14, 2018

TRANSCONTINENTAL REALTY INVESTORS, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

Exhibit 99.1

Transcontinental Realty Investors, Inc. and Subsidiary Southern Properties Capital Enter Joint Venture with Macquarie

Dallas, TX (December 10, 2018) Southern Properties Capital (SPC), a subsidiary of Dallas-based real estate investment company Transcontinental Realty Investors, Inc. (TCI), is pleased to announce a joint venture agreement with a wholly owned subsidiary of Macquarie Group Limited (ASX: MQG).

The joint venture, Victory Abode Apartments d/b/a Abode Properties Services, currently holds 10,133 units across 11 states with 3 assets currently under construction, formed with TCI and Southern Properties Capital contributing the portfolio of more than 50 multifamily assets together with a substantial equity investment by Macquarie.

The joint venture’s primary focus is to create a business platform that will allow dramatic expansion in the multi-family arena. The intent is to increase the overall size of the portfolio over the next several years, through strategic buildout of its robust development pipeline alongside opportunistic acquisitions. The company remains highly focused in its core Southeast and Southwest US geographic areas.

Victory Abode Apartments (VAA) is one of the largest multi-family operating companies in the country. VAA is immediately poised to address existing and future demand for quality multifamily residential housing through acquisition and development of sustainable Class A multifamily housing in focused secondary and tertiary markets. VAA’s strong equity position is balanced through the use of fixed-rate, long-term HUD mortgage debt, commercial mortgages, and the use of various conventional construction lenders. The company will be principally operated by a dedicated and highly professional management team with decades of industry experience, with strategic support from the venture partner.

“This transaction falls right in line with our strategic vision,” stated Daniel Moos, CEO and President of Transcontinental Realty Investors/Southern Properties Capital, and CEO of Victory Abode Apartments. “This new collaboration with Macquarie, in addition to our Series A and B Bond Raisings on the Tel Aviv Stock Exchange, creates additional financial strength to an already thriving organization.”

“We are excited to partner with TCI / Southern Properties on the acquisition of this portfolio of predominantly workforce housing, with opportunities for expansion in attractive, pro-business markets”, said Jackie Hamilton, Senior Managing Director at Macquarie Principal Finance.

About Southern Properties Capital

Southern Properties Capital operates primarily in Texas and specializes in Class A multifamily assets in emerging markets throughout the Southern United States, corresponding with both sustainable and viable economic growth activity. The issuing entity is backed by over 3,000 multi-family units (out of a total of approximately 8,000 owned and operated by TCI), as well as over 1.5 million square feet office buildings in Texas. The company has already used funds to acquire additional multi- family assets within its strategic footprint, and expects significant expansion by continuing to utilize the Israeli bond platform.

About Transcontinental Realty Investors

Transcontinental Realty Investors maintains a strong emphasis on creating greater shareholder value through acquisition, financing, operation, development, and sale of real estate across every geographic region in the United States. A New York Stock Exchange company, Transcontinental is traded under the symbol "TCI". Transcontinental produces revenue through the ownership and professional management of income producing apartments and office buildings that are "undervalued" or "underperforming" at the time of acquisition. Value is added under Transcontinental ownership, and the properties are repositioned into higher classifications through physical improvements and improved management. Transcontinental has dramatically expanded its development capabilities associated with luxury apartment homes through its wholly owned subsidiary Abode Properties, principally on land it owns or acquires.

About Macquarie Group

Macquarie Group (Macquarie) is a global provider of banking, financial, advisory, investment and funds management services. Macquarie’s main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 70 office locations in 25 countries. Macquarie employs approximately 14,400 people and has assets under management of more than $381.8 billion (as of March 31, 2018).

Part of Macquarie’s Corporate and Asset Finance business, Macquarie Principal Finance provides flexible primary financing and secondary market investing solutions for corporate and commercial real estate clients. Recognizing that every client is different, the expertise provided by Macquarie Principal Finance goes beyond traditional financing to adapt solutions to meet individual client needs. With offices in New York, Chicago, San Francisco, London and Sydney, Macquarie Principal Finance has more than 80 experienced financing and investing professionals globally. For more information visit www.macquarie.com/principalfinance.

Victory Abode Apartments asset Terra Lago in Rowlett, Texas